Exhibit 10.1

Exhibit C

EXECUTION COPY

GUARANTY

GUARANTY (this “Guaranty”), dated as of January 18, 2024, by B. RILEY FINANCIAL, INC. (the “Guarantor”), in favor of (i) AXOS BANK, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below), and (ii) such Secured Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as in effect on the date hereof, and as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time in accordance with the terms hereof, the “Credit Agreement”), by, among others, (i) Babcock & Wilcox Enterprises, Inc. (the “Borrower”), (ii) the Guarantors party thereto from time to time, (iii) the Lenders party thereto from time to time (the “Lenders”), and (iv) Axos Bank, as Administrative Agent, L/C Issuer and Swingline Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS the Lenders have agreed to make Loans to the Borrower, and the L/C Issuer and the Underlying Issuer have agreed to issue Letters of Credit for the account of the Borrower and certain of its Affiliates, in an aggregate principal amount of up to $150,000,000.00, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, the Guarantor is an owner of Equity Interests in the Borrower and will materially benefit from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer and the Underlying Issuer.

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer and the Underlying Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Guarantor of a guaranty in the form hereof. As consideration therefor, and in order to induce the Lenders to make Loans and the L/C Issuer and the Underlying Issuer to issue Letters of Credit, the Guarantor is willing to execute this Guaranty.

Accordingly, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty.

(a) The Guarantor irrevocably and unconditionally guaranties, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Borrower of (i) the principal amount of Credit Extensions, (ii) all unreimbursed L/C Obligations under the Credit Agreement and the other Loan Documents, including any Loans in respect thereof made pursuant to Section 2.03(f) of the Credit Agreement; provided that the obligations guaranteed pursuant to the foregoing clauses (i) and (ii) shall not at any time exceed $150,000,000.00 in the aggregate, (iii) interest on any Loans under or described in the foregoing clauses (i) and (ii), (iv) Commitment Fees and Additional Facility Fees payable pursuant to the Fee Letter and fees payable pursuant to Section 2.03(l) of the Credit Agreement, and (v) costs and expenses as provided in SECTION 15 (the foregoing clauses (i) though and including (v), collectively, the “Guaranteed Obligations”), including any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws; provided, that the Guarantor shall have no liability to make any payment under the foregoing clauses (ii) or (iii) until the occurrence of a Reimbursement Guarantee Event (as defined below). As used herein, a “Reimbursement Guarantee Event” means the failure of the Borrower and the other Loan Parties to reimburse the L/C Issuer in respect of any L/C Disbursement within two (2) Business Days following the date on which such reimbursement payment is due pursuant to Section 2.03(f) of the Credit Agreement, notwithstanding the making or deemed making of a Loan pursuant to such Section 2.03(f) and without limiting the Secured Parties’ rights and remedies, or the Loan Parties’ obligations, under the Loan Documents arising as a result of the Borrower’s and the other Loan Parties’ failure to so reimburse when due.

(b) Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents:

(i) in the event only of a failure by the Borrower to effect a required repayment pursuant to Section 2.05(b)(vi) of the Credit Agreement in respect of an Overadvance, the liability of the Guarantor hereunder with respect thereto shall not arise unless the Borrower shall have failed to make such payment within thirty (30) days after the date on which such repayment was otherwise required to be made under the Credit Agreement; provided, that such liability shall arise immediately if, at any time during such thirty-day period, any Event of Default other than failure to make such payment within such thirty-day period shall occur;

(ii) in the event only of an Event of Default arising from the failure of the Borrower to comply with the provisions of one or more of the financial covenants set forth in Section 7.11(a) and/or Section 7.11(b) of the Credit Agreement as reflected in a Compliance Certificate delivered pursuant to and in accordance with the terms of the Credit Agreement (a “Specified Financial Covenant Breach”), the Guarantor shall have no liability in respect such occurrence in such instance unless a Specified Financial Covenant Breach has occurred as of the end of two (2) consecutive fiscal quarters as reflected in a Compliance Certificate delivered pursuant to and in accordance with the terms of the Credit Agreement, and only if the Guarantor has then failed within thirty (30) days after the occurrence of such Event of Default for such second consecutive fiscal quarter, to provide the Borrower, in an amount necessary and sufficient to effect a cure of such Specified Financial Covenant Breach with respect to such fiscal quarters, with (i) an equity capital contribution or other similar infusion of capital, in any such case on terms and subject to conditions reasonably acceptable to the Administrative Agent, or (ii) a loan advance or similar financial accommodation, in any such case on arms’ length and commercially reasonable terms, with any Liens granted in favor of the Guarantor to secure such loan advance or similar financial accommodation to be subordinated to the Liens securing the Obligations pursuant to the Specified Guarantor Subordination Agreement, and which loan advance or similar financial accommodation shall in all respects be on terms, and subject to documentation, reasonably acceptable to the Administrative Agent; provided, that such liability shall arise immediately if at any time during such thirty (30)-day period, any Event of Default (including, for the avoidance of doubt, as a result of the failure to deliver any Compliance Certificate pursuant to and in accordance with the terms of the Credit Agreement) other than any such Specified Financial Covenant Breach shall occur;

(iii) in the event only of an Event of Default under Sections 8.01(a), (f), (g) or (p) of the Credit Agreement (other than as set forth in the foregoing clauses (b)(i) and (ii), as to which the terms thereof shall apply), the Administrative Agent may immediately invoke its rights and remedies in respect of this Guaranty; and

(iv) other than as set forth in the foregoing clauses (b)(i) and (ii) (as to which the terms thereof shall apply), in the event only of an Event of Default under Sections 8.01(b), (e) or (h)-(o) of the Credit Agreement, the Administrative Agent agrees that it shall not invoke its rights and remedies in respect of this Guaranty until fifteen (15) days following the occurrence of such Event of Default.

(c) The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor, under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(d) The principal amount of Credit Extensions guaranteed pursuant to SECTIONS 1(a)(i) and 1(a)(ii) hereof shall be reduced concurrently, dollar for dollar, with any permanent reduction in the Aggregate Revolving Commitments to the extent such permanent reduction is consummated in accordance with the Credit Agreement. Unless consented in writing by the Guarantor, the principal amount of Credit Extensions guaranteed pursuant to SECTIONS 1(a)(i) and 1(a)(ii) hereof shall not be increased by any increase in the Aggregate Revolving Commitments after any such permanent reduction.

(e) Unless consented in writing by the Guarantor, any references to the Credit Agreement and the other Loan Documents in this Guaranty refer to the Credit Agreement and the other Loan Documents as in effect as of the date hereof, and as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time to the extent such amendment, modification, extension, restatement, renewal, replacement or supplement is not prohibited by SECTION 4(b). For the avoidance of doubt, the principal amount of Credit Extensions guaranteed pursuant to SECTIONS 1(a)(i) and 1(a)(ii) hereof shall not at any time exceed $150,000,000.00, notwithstanding any amendment, modification, extension, restatement, renewal, replacement or supplement to the Credit Agreement or the other Loan Documents.

SECTION 2. Guaranteed Obligations Not Affected. To the fullest extent permitted by applicable Law, the Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Guarantor or any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment, extension, renewal, compromise, discharge, acceleration or other modification of, or any release from, any of the terms or provisions of this Guaranty, any other Loan Document or any other agreement, with respect to the Guarantor or any Loan Party or with respect to the Guaranteed Obligations (except as expressly set forth in such rescission, waiver, amendment, extension, renewal, compromise, discharge, acceleration or other modification or release), (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party, or (d) the lack of legal existence of the Guarantor or any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by the Guarantor or any Loan Party for any reason whatsoever, including, without limitation, in connection with any Debtor Relief Laws.

SECTION 3. Security. The Guarantor covenants and agrees that its obligation to make payments of the Guaranteed Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all existing and future senior Indebtedness of the Guarantor and (b) senior in right of payment to all existing and future subordinated Indebtedness of the Guarantor.

SECTION 4. Information Rights; Inspection Rights; Amendments to Credit Agreement.

(a) The Borrower shall deliver to the Guarantor, concurrently with the delivery thereof to the Administrative Agent, those items described in Section 6.01, 6.02 and 6.03 of the Credit Agreement. Additionally, the Borrower acknowledges and agrees that to the extent the Administrative Agent chooses to exercise its inspection rights pursuant to Section 6.10 of the Credit Agreement, the Borrower shall notify the Guarantor of such occurrence.

(b) The Borrower and, by their acceptance hereof, the Secured Parties, agree that the Credit Agreement shall not be amended to (i) increase the Aggregate Revolving Commitments to an amount in excess of $175,000,000.00, (ii) extend the Maturity Date beyond January 18, 2027, (iii) increase the interest rate (including by imposing or increasing a rate floor or otherwise, but excluding the imposition of default rate interest or fluctuations in “reference” or “index” rates used to calculate the applicable interest rate) by more than 3.00% in the aggregate during the term of this Guaranty, or (iv) modify any covenants therein to the extent such modification is materially more restrictive for the Loan Parties and would reasonably be expected to be materially adverse to the Guarantor, in any such case of this clause (b) without the prior written consent of the Guarantor.

SECTION 5. Guaranty of Payment. The Guarantor further agrees that this Guaranty constitutes a guaranty of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations. Any payment required to be made by the Guarantor hereunder may be required by the Administrative Agent or any other Secured Party on any number of occasions and shall be payable to the Administrative Agent, for the benefit of the other Secured Parties, in the manner provided in the Credit Agreement.

SECTION 6. Indemnification.

(a) Without limiting any indemnification obligations under the Credit Agreement or the other Loan Documents, the Guarantor shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the L/C Issuer the Underlying Issuer, and each Related Party of any of the foregoing Persons of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower, the Guarantor or any other Loan Party) arising out of, in connection with, or as a result of, (i) the execution or delivery of this Guaranty, any Issuer Document or any other agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent, the L/C Issuer and their Related Parties and sub-agents only, the administration of this Guaranty, the Credit Agreement and the Issuer Documents, (ii) any Letter of Credit or Reimbursement Undertaking or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer or the Underlying Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Guarantor or any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a material breach of the obligations of such Indemnitee under the Loan Documents, or (z) any dispute solely among Indemnitees (other than any claims (1) against any Indemnitee in its capacity or in fulfilling its role as an Administrative Agent or any similar role under the Loan Documents, or (2) arising out of any act or omission on the part of the Borrower, any Subsidiary thereof or the Guarantor); provided, further, the Guarantor shall not be required to indemnify the Indemnitees for costs and expenses of more than one lead counsel (and one local counsel in each applicable jurisdiction deemed reasonably necessary or advisable by the Administrative Agent) for the Indemnitees, except in the case of actual or potential conflicts of interest, in which case the Guarantor shall also be required to indemnify the Indemnitees for additional counsel in each applicable jurisdiction for the affected Indemnitees(s) similarly situated taken as a whole. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Guarantor shall promptly pay the reasonable fees and expenses of such counsel (subject to the limitations as to counsel set forth in the immediately preceding sentence).

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(b) To the fullest extent permitted by Law, the Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Guaranty, the Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) The agreements in this SECTION 6 shall survive (i) the occurrence of the Facility Termination Date, and (ii) the resignation of the Administrative Agent.

SECTION 7. No Discharge or Diminishment of Guaranty. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the occurrence of the Facility Termination Date), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the occurrence of the Facility Termination Date).

SECTION 8. Defenses Waived. To the fullest extent permitted by applicable Law, the Guarantor waives (a) any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the occurrence of the Facility Termination Date, (b) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; and (c) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. The Guarantor hereby acknowledges that the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent that the Facility Termination Date has occurred. Pursuant to, and to the extent permitted by, applicable Law, the Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement, indemnity, contribution or subrogation or other right or remedy of the Guarantor against any Loan Party, as the case may be, or any security. The Guarantor agrees that it shall not assert any claim in competition with the Administrative Agent or any other Secured Party in respect of any payment made hereunder in connection with any proceedings under any Debtor Relief Laws.

SECTION 9. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Administrative Agent or any other Secured Party as provided above, all rights of the Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior occurrence of the Facility Termination Date; provided, that the Borrower, on behalf of itself and the other Loan Parties, agrees that the Guarantor shall be entitled to a security interest in the Collateral in the event that the Guarantor has exercised its right of subrogation; provided, further, that such security interest, if granted prior to the Facility Termination Date, shall be subject to the terms of the Specified Guarantor Subordination Agreement. In addition, any indebtedness of the Borrower or any other Loan Party now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior occurrence of the Facility Termination Date. After the occurrence and during the continuance of an Event of Default, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness until the prior occurrence of the Facility Termination Date. If any amount shall erroneously be paid to the Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or a Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

SECTION 10. Purchase Right.

(a) If (i) an Event of Default occurs, (ii) a Default under Section 8.01(f) of the Credit Agreement occurs, (iii) the Administrative Agent delivers a notice of its intent to commence any enforcement action with respect to all or a material portion of the Collateral, (iv) the Obligations are accelerated in accordance with the terms of the Credit Agreement, or (v) any payment or demand for payment under this Guaranty is made (each such event, a “Trigger Event”), then, in any such case, the Guarantor shall have the right, but not the obligation, upon ten (10) calendar days’ advance written notice from the Guarantor (a “Purchase Notice”) to the Administrative Agent, for the benefit of the Secured Parties, to acquire from the Secured Parties all (but not less than all) of the Obligations in accordance with this SECTION 10 and subject to the satisfaction of the Purchase Conditions referred to below (the date of such purchase and satisfaction of such Purchase Conditions, which shall be the date specified by the Guarantor in the Purchase Notice and in any event shall not be more than fifteen (15) Business Days after receipt by the Administrative Agent of the Purchase Notice, is hereinafter referred to as the “Purchase Date”). The Purchase Notice, if given, shall be irrevocable. Upon receipt of such Purchase Notice, and in the absence of exigent circumstances, the Administrative Agent shall not commence any enforcement action with respect to all or a material portion of the Collateral or make further demand under this Guaranty. If the Administrative Agent does not receive a Purchase Notice within the ten (10) calendar day period commencing with the occurrence of a Trigger Event, the Guarantor’s right to purchase the Obligations as provided herein (and, for the avoidance of doubt, any agreement of the Administrative Agent in the foregoing sentence), shall expire at the end of such period in respect of such Trigger Event. As used herein, “Purchase Conditions” means (i) the purchase of all (but not less than all) of the Obligations in accordance with this SECTION 10, (ii) the execution and delivery of the general release of claims described in SECTION 10(c), and (iii) the execution and delivery of the Assignment Agreement(s) described in SECTION 10(e).

(b) On the Purchase Date, the Guarantor shall, by wire transfer in immediately available funds to such bank account of the Administrative Agent (for the benefit of the Secured Parties) as the Administrative Agent shall have specified in writing to the Guarantor, (i) pay to the Administrative Agent, for the benefit of the Secured Parties, the full amount of all Obligations (including, without limitation, all principal and interest in respect of Loans, all fees (including, for the avoidance of doubt, any Early Termination Fee as would be required to be paid on account of any termination of the Aggregate Revolving Commitments as if they had been terminated on the Purchase Date) owing under the Loan Documents, all expenses as to which the Secured Parties are entitled to reimbursement under the Loan Documents, and any termination amount then applicable (or which would or could become applicable as a result of the repayment of the Obligations) under Secured Hedge Agreements provided by Hedge Banks), all in the amounts reasonably determined by the Administrative Agent in accordance with the applicable Loan Documents, (ii) furnish to the Administrative Agent as cash collateral an amount equal to 105% of the Dollar Equivalent of the Outstanding Amount of L/C Obligations (including, without limitation, in respect of any Letters of Credit as to which the Administrative Agent is then holding Specified Cash Collateral in the amount and manner and otherwise as required by the Credit Agreement) as of the Purchase Date plus any accrued and unpaid interest thereon (any excess of such cash collateral remaining at such time when all L/C Obligations have been paid (including via application of such cash collateral thereto) and all Letters of Credit have expired, been cancelled or returned undrawn to the issuer thereof shall be remitted to the Guarantor, via wiring instructions provided by the Guarantor to the Administrative Agent in writing, within three five (5) Business Days following the Administrative Agent’s determination that the events described in this parenthetical have occurred), (iii) furnish Bank Product Collateralization to the Administrative Agent with respect to Bank Products (other than in respect of Secured Hedge Agreements, which are addressed in clause (i) above), and (iv) furnish to the Administrative Agent cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to the Purchase Date or in respect of matters or circumstances known to the Administrative Agent or a Lender as of the Purchase Date that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Administrative Agent reasonably determines is appropriate to secure such contingent Obligations. The amounts described in this clause (b) are hereinafter referred to, collectively, as the “Purchase Price”; provided, that notwithstanding anything to the contrary, the Purchase Price shall exclude, and the Guarantor shall not be required to pay, any Early Termination Fee as would be required to be paid on account of any termination of the Aggregate Revolving Commitments as if they had been terminated on the Purchase Date, if the Trigger Event giving rise to the exercise of the purchase right set forth in this SECTION 10 arose solely as a result of or in connection with (i) the occurrence of an Event of Default under Section 8.01(a) of the Credit Agreement, (ii) the occurrence of a Default or Event of Default under Section 8.01(f) of the Credit Agreement, (iii) the occurrence of a Material Adverse Effect, (iv) the reversion of the Maturity Date from January 18, 2027 to August 30, 2025 in accordance with the definition of “Maturity Date”, (v) the acceleration of the Obligations, or (vi) the failure of the Loan Parties, together with their Subsidiaries on a Consolidated basis, to be Solvent.

(c) On the Purchase Date, the Guarantor and the Borrower shall, and the Borrower shall cause the other Loan Parties to, execute and deliver to the Administrative Agent and the other Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, a general release of all claims against the Administrative Agent and the other Secured Parties by the Guarantor, the Borrower and the other Loan Parties relating to the Loan Documents, the Obligations, the Collateral and the Administrative Agent’s and the other Secured Parties’ performance and obligations under the Loan Documents arising prior to the Purchase Date.

(d) Any purchase in accordance with this SECTION 10 shall, except as provided below, be expressly made without representation or warranty of any kind by the Administrative Agent or any other Secured Party as to the Obligations, the Collateral or otherwise, and without recourse to the Administrative Agent or any other Secured Party as to the Obligations, the Collateral or otherwise, except that the Administrative Agent and each other Secured Party shall, severally and not jointly, shall represent and warrant only (i) the principal amount of the Obligations being sold by it and accrued and unpaid interest on the Obligations, (ii) that such Person has not created any Lien on any Obligations being sold by it, and (iii) that such Person has the right to assign the Obligations being assigned by it and its Assignment Agreement has been duly authorized and delivered.

(e) Upon written notice to the Borrower by the Administrative Agent that the Purchase Date has occurred, the Borrower shall, and shall cause the other Loan Parties to, treat the Guarantor as holder of the Obligations and a representative designated by the Guarantor shall be deemed appointed to act in such capacity as administrative agent (the “Replacement Agent”) under the Loan Documents for all purposes hereunder and under each Loan Document (it being agreed that the Administrative Agent shall have no obligation to act as such replacement “administrative agent” (or in any analogous capacity)). In connection with any purchase of Obligations in accordance with this SECTION 10, the Administrative Agent and each other Secured Party shall (i) enter into and deliver to the Guarantor on the Purchase Date, as a condition to the occurrence of the Purchase Date, a customary assignment agreement (which shall be based on Exhibit A to the Credit Agreement or otherwise be in form and substance reasonably satisfactory to the Administrative Agent) (the “Assignment Agreement”), and (ii) promptly (but in any event within five (5) Business Days) following written notice to the Borrower by the Administrative Agent that the Purchase Date has occurred, deliver all possessory collateral (if any), together with any necessary endorsements and other documents, then in its possession, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it then has control, as the case may be, to the Replacement Agent, and deliver the Register, if applicable, and all other material records pertaining to the Obligations to the Replacement Agent and otherwise take such actions as are reasonably necessary to effect an orderly transition to the Replacement Agent, in each case at the sole cost and expense of the Loan Parties; provided, that the Administrative Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose the Administrative Agent or any other Secured Party to liability or create any obligation or entail any adverse consequence other than the assignment of any Lien held by the Administrative Agent pursuant to the Loan Documents without recourse or warranty. Upon written notice to the Borrower by the Administrative Agent that the Purchase Date has occurred, the Administrative Agent (and all other agents under the Credit Agreement) shall be deemed to have resigned as “administrative agent” for the Secured Parties under the Loan Documents; provided, that the Administrative Agent (and all other agents under the Credit Agreement) shall be entitled to all of the rights and benefits of a former “administrative agent” under the Credit Agreement. Without limiting the foregoing, notwithstanding the purchase of the Obligations in accordance with this SECTION 10, the Administrative Agent and the other Secured Parties shall retain the rights to indemnification and payment of expenses from the Loan Parties (each as provided in Section 11.04 of the Credit Agreement) and other obligations of the Loan Parties under the Loan Documents which by their express terms would survive any repayment of the Obligations.

(f) Except as expressly provided in SECTION 10(b), the Guarantor’s obligations set forth herein (including, without limitation, pursuant to SECTION 1 hereof) shall not be delayed, affected, or otherwise modified by the occurrence of a Trigger Event.

(g) The Borrower hereby consents to the assignment of the Obligations to the Guarantor in accordance with this SECTION 10 notwithstanding anything in the Credit Agreement (including, without limitation, Section 11.06(b) thereof) to the contrary.

SECTION 11. Limitation on Guaranty of Guaranteed Obligations. In any action or proceeding with respect to the Guarantor involving any Debtor Relief Laws, if the obligations of the Guarantor under SECTION 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Secured Party, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 12. Information. The Guarantor acknowledges and agrees that the Guarantor has the sole responsibility for being and keeping itself informed of, and has adequate means of obtaining information concerning, each Loan Party’s financial condition, business and operations, as well as all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder. The Guarantor acknowledges and agrees that none of the Secured Parties has any duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to it any such information (the Guarantor hereby waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

SECTION 13. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a) The Guarantor is an owner of Equity Interests in the Borrower, and has received or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Obligations.

(b) No Secured Party, nor any other Person, has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.

(c)  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, the Guarantor is, and will be, Solvent.

(d)  The Guarantor has the legal right to execute and deliver, and to perform its obligations under, this Guaranty.

(e)  This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms

(f) The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Guarantor’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor or the properties of the Guarantor or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Guarantor or its property is subject; or (c) violate any Applicable Law.

(g) There are no actions, suits, proceedings, claims, judgments or disputes pending or, to the knowledge of the Guarantor after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Guarantor or against any of its properties or revenues that (i) purport to affect or pertain to this Guaranty or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(h)  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty, or (ii) the exercise by the Administrative Agent or any other Secured Party of its rights under this Guaranty, other than authorizations, approvals, actions, notices and filings which have been duly obtained.

(i)  All representations and warranties made by the Guarantor herein shall survive the execution hereof.

SECTION 14. Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, (a) this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Guarantor or any Loan Party is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction, and (b) the Borrower, on behalf of itself and the other Loan Parties, agrees that, subject to SECTION 9, all rights of the Guarantor against any Loan Party, by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, arising as a result of payment by the Guarantor of any sums to the Administrative Agent or any other Secured Party pursuant to SECTION 1 shall survive the Facility Termination Date.

SECTION 15. Costs of Enforcement. Without duplication of any fees or expenses provided for under the Credit Agreement or the other Loan Documents, the Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with (i) the administration, negotiation, documentation or amendment of this Guaranty, and (ii) the Administrative Agent’s or any other Secured Party’s efforts to collect and/or to enforce any of the Guaranteed Obligations of the Guarantor hereunder and/or to enforce any of the rights, remedies, or powers of the Administrative Agent or any other Secured Party against or in respect of the Guarantor (whether or not suit is instituted by or against the Administrative Agent or any other Secured Party).

SECTION 16. Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Guaranty shall bind and inure to the benefit of the Guarantor and its successors and assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guaranty or the Credit Agreement.

SECTION 17. Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder and under applicable Law (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 18. Governing Law. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 19. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the Credit Agreement, provided that communications and notices to the Guarantor shall be delivered to:

B. Riley Financial, Inc.

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

Attention: Chairman (with copy to General Counsel)

Email: brriley@brileyfin.com

   aforman@brileyfin.com

SECTION 20. Survival of Agreement; Severability.

(a) This Guaranty and all covenants, agreements, indemnities, representations and warranties made by the Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of this Guaranty, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lenders and the issuance of any Letters of Credit by the L/C Issuer, regardless of any investigation made by the Administrative Agent or any other Secured Party or on their behalf and notwithstanding that the Administrative Agent or other Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until terminated as provided in, and shall be reinstated to the extent required by, SECTION 14 hereof. The provisions of SECTION 6 and SECTION 15 hereof shall survive and remain in full force and effect regardless of the occurrence of the Facility Termination Date or the termination of this Guaranty or any provision hereof.

(b) If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 21. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 22. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.10 of the Credit Agreement shall be applicable to this Guaranty.

SECTION 23. Jurisdiction; Consent to Service of Process.

(a) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, THE UNDERLYING ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER OR THE UNDERLYING ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (A) OF THIS SECTION 23. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) THE GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 24. Waiver of Jury Trial. THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH SECURED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH SECURED PARTY, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as a sealed instrument as of the day and year first above written.

GUARANTOR:

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip Ahn
Name:	Phillip Ahn
Title:	Chief Financial Officer, Chief Operating Officer

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED,
WITH RESPECT TO SECTIONS 4, 10 AND 14:

BORROWER:

BABCOCK & WILCOX ENTERPRISES, INC.

By:	/s/ Rodney E. Carlson
Name:	Rodney E. Carlson
Title:	Treasurer

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED,
WITH RESPECT TO SECTION 10:

ADMINISTRATIVE AGENT:

AXOS BANK

By:	/s/ David Park
Name:	David Park
Title:	Executive Vice President

Signature Page to Guaranty